Exhibit 32.1

Written Statement of the Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chief Executive Officer and Chief Financial Officer of Orion Energy Systems, Inc. (the “Company”), hereby certify, based on our knowledge, that the Annual Report on Form 10-K of the Company for the twelve-month period ended March 31, 2026, (the "Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Sally A. Washlow
Sally A. Washlow
Chief Executive Officer

/s/ J. Per Brodin
J. Per Brodin
Chief Financial Officer

Date:	June 4, 2026